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                                                                    Exhibit 99.9

                          2001 EMPLOYEE AGREEMENT NO. 4
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     This Non-Qualified Stock Option Agreement (the "Agreement") is made and entered into effective as of the 16th day of March, 2001, by and between LANDRY'S RESTAURANTS, INC., a Delaware corporation (herein called the "Company"), and RICHARD E. ERVIN (herein called the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company, has resolved that the interests of the Company will be advanced by encouraging and enabling certain of its key employees and certain key employees of its subsidiaries (which subsidiaries are hereinafter referred to collectively as the "Operating Company") who are mainly responsible for the management, growth and protection of the Company and the Operating Company to acquire proprietary shares in the Company, thus providing them with a more direct concern in the welfare of the Company and the Operating Company and assuring a closer identification of their interests with those of the Company and the Operating Company; and

     WHEREAS, the Board of Directors ("Board") believes that the acquisition of such an interest in the Company will stimulate the endeavors of such employees on behalf of the Company or the Operating Company and strengthen their desire to remain with the Company or the Operating Company; and

     WHEREAS, the individual above named is one of such employees.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

     1. Company hereby grants to the Employee as a matter of separate inducement and agreement in connection with his employment by the Company or Operating Company, and not in lieu of any salary or other compensation for his services, the right and option to purchase, at the time and on the terms and conditions hereinafter set forth, 37,500 shares of the presently authorized Common Stock of the Company at the purchase price of eight and 50/100 dollars ($8.50) per share, subject, however, to the Company's election provided in Paragraph 5(b) to pay to Employee the Cash Equivalent Value of such shares.

     2. The option provided for in this Agreement shall be subject to such administrative rules as may be promulgated by the compensation committee of the Company's Board of Directors (the "Committee") and communicated to the Employee in writing. The Committee shall have the discretion to interpret the terms of this Agreement; any such interpretation that is not clearly erroneous shall be binding on all parties interested herein.

     3. This option shall continue for ten (10) years from the date hereof, except and to the extent that such term may be reduced as provided in Paragraphs 6, 7, 8, 9, 13, 14 and 15 hereof;

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provided, however, that if any termination date provided for herein shall fall on a Saturday, Sunday or legal holiday, then such termination date shall be deemed to be the first normal business day of the Company, at its office specified in Paragraph 19 hereof, before such Saturday, Sunday or legal holiday.

     4. Except as otherwise provided herein, this option shall be exercisable not later than ten (10) years from the date hereof, and only to the extent of shares that have vested in accordance with the following schedule:

                                              Portion of Shares That is Vested
                                             On and After Such Vesting Date and
         Vesting Date of Grant                    Before Next Vesting Date

              March 16, 2002                                 20%
              March 16, 2003                                 40%
              March 16, 2004                                 60%
              March 16, 2005                                 80%
              March 16, 2006                                100%

The Employee's right to exercise the option granted hereunder accrues only in accordance with the preceding sentence and, except as otherwise provided herein, only to the extent that he remains in the continuous employ of the Company or Operating Company. This option shall be exercisable during the lifetime of the Employee only by him. In no event may the Employee or any person exercising this option pursuant to Paragraph 8 hereof exercise this option (before or after any adjustment or substitution pursuant to Paragraph 13, 14 or 21 hereof) for a fraction of a share.

     5. The option granted hereby shall be exercisable upon and subject to the following terms and conditions:

        (a) The option granted hereby may be exercised by delivering to the Secretary of the Company from time to time within the time limits specified in Paragraph 4 hereof a written notice specifying the number of vested shares the Employee then desires to purchase.

        (b) Upon receipt of Employee's written notice of exercise, the Company may, at its option, (i) allow the Employee to consummate the purchase of the number of shares indicated in the notice of exercise in accordance with the terms of this Agreement or (ii) in the alternative, pay to the Employee the Cash Equivalent Value of such shares. The Company shall give written notice (the "Notice of Election") to the Employee (or his executor, administrator or legal representative) of the Company's election of clause (i) or clause (ii) within forty-five (45) days after receipt of the Employee's notice of exercise. If the Company fails to give its Notice of Election within the period specified in this Paragraph 5(b), it will be deemed to have elected to allow the Employee to consummate the purchase of shares.

        (c) In the event that the Company elects to proceed under clause (ii) of Paragraph 5(b) and pay the Cash Equivalent Value, payment shall be due on the fifteenth (15th) business day following the date of the Company's Notice of Election. The Cash Equivalent Value shall be paid to the Employee by check.

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        (d) In the event that the Company elects to proceed under)(clause (i) of
Paragraph 5(b) and allow the Employee to purchase the number of shares indicated in his notice of exercise, the Employee shall, within fifteen (15) business days following the Company's Notice of Election, deliver to the Secretary of the Company a cashier's check payable in United States currency (unless a personal check shall be acceptable to such offer) to the order of the Company for an amount equal to the option price for such number of shares; or, with the prior consent of the Board of Directors of the Company, and upon receipt of all regulatory approvals, certificates for Common Stock of the Company, valued at the Fair Market Value (as hereinafter defined) of such Common Stock on the date of exercise of this option, as payment of all or any portion of the option price for such number of shares. The check or, if applicable, the certificates shall be accompanied by such other instruments or agreements duly signed by the Employee as in the opinion of counsel for the Company may be necessary or advisable in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, as amended (the "Act"), any appropriate state securities laws or any requirement of any national securities exchange on which such stock may be traded. As soon as practicable after any such exercise of the option in whole or in part by the Employee, the Company will deliver to the Employee a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the Employee's name. Such stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Company's Transfer Agent, as may be deemed necessary or advisable by counsel to the Company to satisfy the requirements of the Act or any state securities laws.

        (e) As used in this Agreement, the following terms shall have the respective meanings indicated below:

            (i) The per share Cash Equivalent Value shall mean the amount, if any, by which the per share Fair Market Value as of the date of the Employee's notice of exercise of this option, exceeds the purchase price set forth in Paragraph 1 of this Agreement.

            (ii) Fair Market Value shall mean, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (iv) if none of the above is applicable, such amount as may be determined by the Board (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. "Independent Third Party" means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Agreement. The Board may utilize one or more Independent Third Parties.

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     6.  In the event the employment of the Employee is terminated for any reason other than Disability (as defined below), death or for cause (as determined by the Committee in its sole and absolute discretion), then the Employee shall have the right at any time within one (1) month after the termination of such employment or, if shorter, during the unexpired term of this option, to exercise this option for the full number of shares or any portion thereof, except as to the issuance of fractional shares, but only to the extent this option was otherwise exercisable in accordance with Paragraph 4 hereof on the date of such cessation of employment; subject, however, to the Company's election provided in Paragraph 5(b) to pay to Employee the Cash Equivalent Value of such shares.

     7. In the event the employment of Employee is terminated by reason of Disability, then the Employee shall have the right at any time within six (6) months after the termination of such employment or, if shorter, during the unexpired term of this option, to exercise this option for the full number of shares or any portion thereof, except as to the issuance of fractional shares (whether or not then exercisable in accordance with Paragraph 4 hereof); subject, however, to the Company's election provided in Paragraph 5(b) to pay to Employee the Cash Equivalent Value of such shares. "Disability" shall mean the Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of not less than twelve
(12) continuous months, as determined in the sole and absolute discretion of the Committee.

     8. In the event of the death of the Employee while in the employ of the Company or Operating Company, this option may be exercised for the full number of shares, or any portion thereof, except as to the issuance of fractional shares (whether or not then exercisable in accordance with Paragraph 4 hereof), at any time within six (6) months from the date of death of the Employee or within the unexpired term of this option, whichever is shorter, by the person or persons to whom the Employee's rights under this option shall pass by the Employee's will or by the laws of descent and distribution, whichever is applicable; subject, however, to the Company's election provided in Paragraph 5(b) to pay to Employee the Cash Equivalent Value of such shares.

     9. In the event the employment of Employee is terminated for cause (which determination shall be made in the sole and absolute discretion of the Committee), this option shall automatically terminate as of the date of such cessation of employment.

     10. Shares to be issued on the exercise of this option shall be shares previously issued and re-acquired by the Company.

     11. The Company shall not be required to issue or deliver any certificates for shares purchased upon the exercise of this option prior to: (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Committee that Employee has tendered to the Company any federal, state or local tax owed by Employee as a result of exercising this option when the Company has a legal liability to satisfy such tax. In addition, if shares reserved for issuance upon the exercise of this option shall not then be registered under the

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Act, the Company may, upon Employee's exercise of this option, require Employee or his permitted transferee to represent in writing that the shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent.

     12. In connection with the exercise of the option by the Employee and, as a condition to the Company's obligation to deliver shares upon exercise of the option, the Employee shall make arrangements satisfactory to the Committee to insure that the amount of the federal withholding tax, if any, required to be withheld with respect to delivery of the shares is made available by the Employee for timely payment of the tax by the Company to the United States Government.

     13. In the event that, prior to the delivery of all the shares in respect to which this option is granted, there shall be any change in the outstanding Common Stock of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation or reverse stock split, an appropriate and proportionate adjustment shall be made in the number and/or kind of securities allocated to the option hereby granted, without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the number and price for each share or other unit of any security covered by the option. Such adjustments shall be made by the Committee, whose determination in the matter shall be conclusive and binding on the Company, the Employee and the Employee's legal representative.

     14. In the event that, prior to the delivery of all the shares in respect to which this option is granted, a Change of Control (as defined below) of the Company shall occur:

         (a) If provision be made in writing in connection with a Change of Control, conversion or exchange of the Common Stock under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised stock options in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Common Stock and such options, and immediately upon such Change of Control, all outstanding and unexercised stock options shall become fully vested and immediately exercisable.

         (b) In the event provision is not made in connection with a Change of Control for the change, conversion or exchange of the Common Stock under outstanding and unexercised stock options for securities of another corporation, then immediately upon such Change of Control all stock options shall become fully vested and immediately exercisable, however, each outstanding and unexercised stock option shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to Employee, wherein Employee shall have the right during such period to exercise the stock options. At the end of such period, all outstanding and unexercised stock options shall terminate and be of no other force or effect.

         (c) All adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive on the Company, the Employee and the Employee's legal representatives.

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         (d) "Change in Control" shall mean (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(a) any "person," as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any person on the Board at the time of the Date of Grant, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     15. In the event that, prior to delivery of all the shares in respect to which this option is granted, there shall be a dissolution or liquidation of the Company, each outstanding and unexercised stock option granted hereunder shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to Employee and Employee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, all outstanding and unexercised options shall terminate and be of no other effect.

     16. Neither the Employee nor his legal representative shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the shares issuable upon the exercise of this option unless and until certificates representing such shares shall have been issued and delivered to the Employee.

     17. Neither the granting of this option, the exercise of any part hereof, nor any provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or the Operating Company to employ the Employee for any specified period.

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     18. Except as otherwise herein provided, this option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or any right or privilege conferred hereby, contrary to the provisions hereof, this option and the rights and privileges conferred hereby shall immediately become null and void.

     19. The Committee shall have authority to make reasonable constructions of this option and to correct any defect or supply any omission or reconcile any inconsistency in this option, and to prescribe reasonable rules and regulations relating to the administration of this option.

     20. Any notice relating to this Agreement shall be in writing and delivered in person or by registered mail to the Company at the Company's main office, 1510 West Loop South, Houston, TX 77027, or to such other address as may be hereafter specified by the Company, to the attention of its Secretary. All notices to the Employee or other person or persons then entitled to exercise the option shall be delivered to the Employee or such other person or persons at the Employee's address specified below.

     21. In the event that, prior to the delivery of all of the shares in respect to which this option is granted, there shall be a merger or consolidation of the Company in which the Company is the surviving corporation and, if as a result thereof, outstanding shares of Common Stock of the Company are changed, converted or exchanged, then there shall be substituted for each share of stock subject to the option granted hereby the number, kind or amount of shares of stock or other securities or cash, property, rights or obligations into which the outstanding shares of Common Stock of the Company shall be so changed, converted or exchanged as a result of such merger or consolidation. In the case of any such substitution or adjustment as provided in this paragraph, the option price referred to in this Agreement for the shares covered hereby shall be the option price for the shares or other securities or cash, property, rights or obligations which shall have been substituted for the shares covered hereby or to which such shares shall have been adjusted. Any adjustment or substitutions pursuant to this paragraph shall be made by the Committee, whose determination in the matter shall be conclusive and binding on the Company, the Employee and his legal representatives.

     22. The Employee agrees that, as partial consideration for the granting of this option, he will keep confidential all information and knowledge which he has relating to the manner, the terms and conditions, and the amount of the grant made to the Employee under this Agreement; provided, however, that such information may be given in confidence to the Employee's spouse or to a financial institution to the extent that such information is necessary in order to secure a loan.

     23. Any payment or any issuance or transfer of shares of the Common Stock to the Employee or his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require the Employee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

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     24. This option is not intended to qualify as an "incentive stock option"
within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be so construed.

     25. The validity, construction and effect of the Agreement shall be determined in accordance with the laws of the State of Delaware. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under this Agreement, if the issuance thereof would constitute a violation by the Employee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation
Section 16 of the 1934 Act); and, as a condition of any sale or issuance of shares of Common Stock under this Agreement, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The grant and exercise of this option and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     26. Proceeds from the sale of Common Stock pursuant to the exercise of this option shall constitute general funds of the Company.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary on the date and year first above written, and the Employee has hereunto set his hand on the day and year specified above.

                                     LANDRY'S RESTAURANTS, INC.

ATTEST:

_______________________________      By:___________________________________
Steven L. Scheinthal, Secretary             Tilman J. Fertitta, President

(S E A L)


                                              _____________________________
                                              Richard E. Ervin


                                              _____________________________
                                              Street Address
                                              (No P.O. Box please)


                                              _____________________________
                                              City, State and Zip Code

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